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                                                                     Exhibit 5.1


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-10/A of our report dated March 12, 2004 relating to the consolidated financial statements of Gerdau Ameristeel Corporation and its subsidiaries. We also consent to the use in this Registration Statement of our Comments by Independent Certified Public Accountants for United States Readers on Differences Between Canadian and United States Reporting Standards, dated April 26, 2004.

We also consent to the references to us under the headings "Auditors, Transfer Agent and Registrar" and "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Tampa, Florida
October 14, 2004